Exhibit 10.34
AMENDMENT TO
NOTE PURCHASE AGREEMENT AND WAIVER

This Amendment to the Note Purchase Agreement (as defined below) and Waiver (this “Amendment”) is entered into by and among Centessa Pharmaceuticals plc, a public company incorporated under the laws of England & Wales (“Issuer”), the undersigned Guarantors (together with Issuer, the “Obligors”), Three Peaks Capital Solutions Aggregator Fund (“Purchaser”) and Cocoon SA LLC, as agent for the Purchasers (“Purchaser Agent”), effective as of February 11, 2022.
    Reference is hereby made to the Note Purchase Agreement by and among Issuer, the other Obligors from time to time party thereto, the Purchasers from time to time party thereto and Purchaser Agent, dated effective as of October 1, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Note Purchase Agreement. The Obligors, Purchaser and Purchaser Agent are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, the Events of Default specified on Schedule I attached hereto (the “Specified Events of Default”) have occurred and are continuing as of the date hereof;
WHEREAS, the Issuer has requested that Purchasers waive (i) the requirement pursuant to Section 3.7(g) of the Note Purchase Agreement to obtain a consent from F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively, “Roche”) with respect to that certain License Agreement by and between Roche and Pega-One SAS (the “Roche License”) and (ii) insurance endorsements with respect to certain policies required under Section 3.7(d) of the Note Purchase Agreement; and
WHEREAS, without waiving or altering any previously-agreed conditions, requirements, or representations made in any prior agreement between the Parties, as a result of the Specified Events of Default, the Parties wish to amend the Note Purchase Agreement pursuant to Section 13.6 thereof, as more fully set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto intending to be legally bound do hereby agree as follows:
1.Amendments to Note Purchase Agreement. Subject to Section 3 of this Amendment, the Parties hereto agree to amend the Note Purchase Agreement as follows:
1.1Section 2.2(c) is amended and restated in its entirety as follows:
(c)    Asset Sale Repurchase Events. In the event of any Asset Sale Repurchase Event, Issuer shall provide ten (10) days’ prior written notice, which notice shall include the information specified in Section 6.2(a)(xi) in respect of such Asset Sale Repurchase Event, of the anticipated date of such Asset Sale Repurchase Event to Purchaser Agent and the Purchasers. In connection with any Asset Sale Repurchase Event, the Required Purchasers in their sole discretion (and without obligation) may require Issuer to pay in cash an amount equal to the Applicable Redemption Percentage of Excess Net Proceeds after giving effect to such Asset Sale Repurchase Event to repurchase all or a portion of the Notes and prepay the Obligations in connection with all or such portion, as applicable, of the Notes, with payments in respect thereof due upon receipt of such Excess Net Proceeds in accordance with the next sentence. If the Required Purchasers require Issuer to repurchase all or a portion of the Notes and prepay the other Obligations in connection with such Notes being repurchased pursuant to this Section 2.2(c), the Required Purchasers (or Purchaser Agent on behalf of the Required Purchasers) shall provide written notice thereof no later than thirty (30) days after receipt of Issuer’s notice of such Asset Sale Repurchase Event and Issuer shall apply the Applicable Redemption Percentage of Excess Net Proceeds after giving effect to such Asset Sale Repurchase Event to repurchase the Notes and prepay the other Obligations within two (2) Business Days of each date on which the Excess Net Proceeds are received (or such later date as is

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acceptable to the Required Purchasers in their sole discretion (and without obligation)) with such amount of Excess Net Proceeds being allocated first, to the Reimbursable Expenses then due and payable; second, to any outstanding and unpaid default interest; third, to repurchase such principal amount of the Notes equal to the product of such Excess Net Proceeds (after deducting amounts paid pursuant to the first and second clauses immediately above) multiplied by the quotient obtained by dividing (x) the outstanding principal amount of the Notes by (y) the Final Payment Amount (in each case of the proceeding prongs (x) and (y), as determined immediately prior to such payment); and fourth, to the remaining Obligations payable under Section 2.2(g) (the amount so prepaid pursuant to this clause fourth, the “Prepaid Amount”). For the avoidance of doubt, (i) to the extent an Asset Sale Repurchase Event also constitutes a Change of Control, Section 2.2(f) shall apply in lieu of this Section 2.2(c) and (ii) except as provided in clause (i) of this sentence, no repurchase of the Notes and prepayment of other Obligations pursuant to this Section 2.2(c) shall be required with respect an Asset Sale Repurchase Event unless, and to the extent, Net Proceeds from such Asset Sale Repurchase Event have been received by or on behalf of Issuer or any Subsidiary.
1.2Section 6.2(a)(v) is amended by replacing the reference to “thirty (30) days” with “thirty-five (35) days”.
1.3Section 6.2(a)(vii) is amended by replacing the reference to “five (5) Business Days” with “ten (10) Business Days”.
1.4Section 6.2(a)(xii) is amended by replacing the reference to “five (5) Business Days” with “ten (10) Business Days”.
1.5Section 6.2(a)(xiv) is amended by replacing the reference to “five (5) Business Days” with “ten (10) Business Days”.
1.6Section 6.2(a)(xv) is amended by replacing the reference to “other written correspondence or written notices” with “other material written correspondence or material written notices”.
1.7Section 6.2(a)(xi) is amended and restated in its entirety as follows:
(xi)    notice of any Asset Sale Repurchase Event (no later than ten (10) days prior to the anticipated date of such event) or Change of Control (no later than fifteen (15) days prior to the anticipated date of such event (but only to the extent Issuer becomes aware of such anticipated Change of Control)), together with a description of such Asset Sale Repurchase Event or Change of Control event, copies of such documents entered into in connection with the transaction giving rise to the event as Purchaser Agent may request and in the case of Asset Sale Repurchase Event, calculations, in form reasonably acceptable to Purchaser Agent of (A) the amount of Net Proceeds, if any, arising from such Asset Sale Repurchase Event (including Issuer’s good faith forecast, presented on a quarterly basis, of all estimated payments of Net Proceeds in respect thereof) and (B) the amount of Excess Net Proceeds after giving effect to such Asset Sale Repurchase Event;
1.8Section 6.6 (a) is amended and restated in its entirety as follows:
(a) Maintain all of Obligors’ Collateral Accounts in accounts which are subject to a Control Agreement in favor of Purchaser Agent or other appropriate instrument with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account in accordance with the terms under this Agreement or other Note Documents, which in case of a Collateral Account is maintained in the Federal Republic of Germany or United Kingdom includes the respective bank’s or financial institution’s acknowledgement of the notice receipt (including a waiver of several rights as set out in the Note Documents). At all times on and after the First Amendment Effective Date, maintain the cash balance in the Designated Deposit Account in an amount equal to or

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greater than the Specified Operating Balance. Issuer shall provide Purchaser Agent with read-only online access to the Designated Deposit Account as soon as reasonably practicable and, in any event, within thirty (30) days following the date hereof, and such access shall be provided at all times thereafter, including in respect of any successor Designated Deposit Account. Issuer shall provide Purchaser Agent with account balance reports from the on-line banking system, demonstrating a balance in the Designated Deposit Account, not less than the Specified Operating Balance as per this Section 6.6(a), promptly (in any case within two (2) Business Days of request) as requested by Purchaser Agent from time to time. Purchaser and Purchaser Agent understand that any online access granted is access to a site managed by a third party, and as such, neither Issuer nor any other Obligor take responsibility for any third party issues with the site arising for reasons outside of Issuer’s or any Obligor’s control (including technical issues, bugs and viruses affecting such site) that may result in access being temporarily not available or suspended.

1.9Section 6.10 is amended and restated in its entirety as follows:
Section 6.10    Landlord Waivers; Bailee Waivers. In the event that any Obligor, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the new location is the chief executive office of such Obligor, or the value of Collateral at any such new location has a fair market value in excess of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000) or the fair market value of Collateral at all locations that are not subject to landlord or bailee waivers exceeds Five Million Dollars ($5,000,000) (excluding any single location holding Collateral with a fair market value of less than Five Hundred Thousand Dollars ($500,000)), at the request of Purchaser Agent, such Obligor shall use commercially reasonable efforts to obtain a bailee waiver or landlord waiver, as applicable, from such bailee or landlord in form and substance reasonably satisfactory to Purchaser Agent.
1.10Section 7.2 is amended by replacing the reference to “One Million Dollars ($1,000,000)” with “One Million Two Hundred and Fifty Thousand Dollars ($1,250,000)”.
1.11Section 15.1 of the Note Purchase Agreement is amended by adding the following definitions in alphabetical order:
“First Amendment Effective Date” means February 11, 2022.
“Excess Net Proceeds” means, as of the date of determination, the result of (i) the aggregate Net Proceeds (including, for the avoidance of doubt and without limitation, amounts received, amounts payable on a contingent or non-contingent or guaranteed or non-guaranteed basis and amounts estimated in good faith by the Obligors to be received as reimbursement for research and development expenses) from all Asset Sale Repurchase Event(s) on or after the Effective Date minus (ii) One Hundred Million Dollars ($100,000,000).
“Specified Operating Balance” means, as of any date of determination, the amount equal to 75% of the principal amount of the Notes that have been issued hereunder.
1.12The definition of “Applicable Redemption Percentage” in Section 15.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:
“Applicable Redemption Percentage” means 75%; provided that if only the First Purchase has occurred (and no other Purchase has occurred), the Applicable Redemption Percentage on any cumulative Excess Net Proceeds in excess of One Hundred Million Dollars ($100,000,000) shall be 25%.

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1.13The definition of “Asset Sale Repurchase Event” in Section 15.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:
“Asset Sale Repurchase Event” means any (i) Transfer by any Obligor or any Subsidiary of all or any part of its business or property or any issuance of Equity Interests by any Subsidiary to any Person that is not an Obligor for consideration consisting at least 75% of Cash and not expressly permitted pursuant to Section 7.1(a) through (e) or (ii) Permitted License specified in clause (a) of the definition thereof.
1.14Clause (a) of the definition of “Capped Payment Amount” in Section 15.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:
(a)on or prior to the third anniversary of the First Purchase Date, an amount equal to 175.0% of the principal amount of the Notes issued pursuant to this Agreement; provided that if (x) only the First Purchase and/or Second Purchase has occurred (and no other Purchase has occurred) and (y) any portion of the Notes has been repurchased pursuant to Section 2.2(c), then solely in connection with the repayment in full of all Obligations on or prior to the third anniversary of the First Purchase Date, the Capped Payment Amount shall be calculated as an amount equal to 148.0% of the principal amount of the Notes issued pursuant to this Agreement;
1.15The definition of “Commitment Termination Date” in Section 15.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:
“Commitment Termination Date” is the earliest of (i) (a) with respect to the First Purchase, the First Purchase Date, (b) with respect to the Second Purchase, the earlier of (1) September 30, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion (and without obligation)) and (2) the purchase of Seventy Five Million Dollars ($75,000,000) of principal amount of Notes pursuant to the Second Purchase and (c) with respect to the Third Purchase, the earlier of (1) December 31, 2023 (or such later date as specified in writing by the Required Purchasers in their sole discretion (and without obligation)) and (2) the purchase of Fifty Million Dollars ($50,000,000) of principal amount of Notes pursuant to the Third Purchase, (ii) the occurrence of a Change of Control, (iii) the redemption or repurchase by Issuer in full of all outstanding Notes pursuant to Section 2.2(b), (iv) the termination of the Commitments by Issuer pursuant to the last sentence of Section 2.2(g), and (v) the termination of the Commitments pursuant to Section 9.1.
1.16The definition of “Net Proceeds” in Section 15.1 of the Note Purchase Agreement is amended and restated in its entirety as follows:
“Net Proceeds” means the amount of all Cash proceeds, plus the fair market value of any non-cash proceeds as determined by the Purchaser Agent, acting reasonably (including, in each case, deferred and/or contingent compensation) received (directly or indirectly) by or on behalf of an Obligor or any Subsidiary (if on behalf, then for the account of such Obligor or such Subsidiary), or distributable or payable (in each case, whether in the present or future) to an Obligor or any Subsidiary, from time to time, as a result of an Asset Sale Repurchase Event, after deducting therefrom, without duplication, (x) reasonable fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by such Obligor in connection with such Asset Sale Repurchase Event, and (y) taxes paid, payable, or determined by such Obligor to be payable or attributable for payment in connection with such transaction to any taxing authorities by such Obligor, to the extent then paid or payable and directly attributable to such transaction in the taxable year in which such Asset Sale Repurchase Event occurs, and (z) any cash reserves required to be maintained by such Obligor in connection with such transaction in accordance with GAAP or applicable law; provided that, in each case, when any reserve for fees, commissions, expenses, costs, taxes or other amounts or any portion thereof is no longer required to be maintained, or upon any refund of any fees,

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commissions, expenses, costs or taxes, such amount shall be considered Net Proceeds then received, and provided further, that Issuer shall, at Purchaser Agent’s request, provide such calculations or evidence of costs deducted in arriving at Net Proceeds as Purchaser Agent may reasonably require to confirm the calculation of Net Proceeds in accordance with the foregoing. For the avoidance of doubt, to the extent the Asset Sale Repurchase Event involves a collaboration or similar arrangement relating to an Included Product (including, for the avoidance of doubt, any co-development), the amount of “Net Proceeds” shall include any proceeds to be used to pay for out-of-pocket research and development expenses related to the Included Product, whether in accordance with such collaboration or similar arrangement or otherwise. For purposes of Section 2.2(c), any amount of Net Proceeds to be held in escrow shall not be considered as received until such amounts are released to Issuer from such escrow.
1.17Section 6.6(b) of the Note Purchase Agreement is amended and restated in its entirety as follows:
(b)    Issuer shall provide Purchaser Agent five (5) Business Days’ prior written notice before any Obligor or any of its Subsidiaries establishes any Collateral Account at or with any Person other than the institutions identified to Purchaser Agent in any Perfection Certificate delivered by Issuer to the Purchaser Agent pursuant to this Agreement and /or any institution that is party to an existing Control Agreement. In addition, for each Collateral Account that an Obligor or any of its Subsidiaries, at any time establishes after the Effective Date, such Obligor or such Subsidiary shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account and/or any other relevant security interest in accordance with the terms hereunder (which in case of a Collateral Account is maintained in the Federal Republic of Germany or United Kingdom includes the respective bank’s or financial institution’s acknowledgement of the notice receipt (including a waiver of several rights as set out in the Note Documents)) (i) in case such Collateral Account is with an institution to which the first sentence of this Section 6.6(b) applies, prior to any cash, cash equivalents or other assets being deposited in or transferred to such Collateral Account, and (ii) in all other cases, prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Purchaser Agent.
1.18Exhibit C of the Note Purchase Agreement is replaced by Exhibit A attached hereto.
2.Waiver and Consent.
1.1Waiver of Specified Events of Default. Subject to Section 3 and Section 4 of this Amendment, in accordance with Section 13.6 of the Note Purchase Agreement, Purchaser (which constitutes the Required Purchasers) and Purchaser Agent hereby waive the Specified Events of Default and any and all associated additional default interest arising from the application of the Default Rate as a result of any of the Specified Events of Default.
1.2Waiver of Roche Consent. Subject to Section 3 and Section 4 of this Amendment, in accordance with Section 13.6 of the Note Purchase Agreement, Purchaser (which constitutes the Required Purchasers) and Purchaser Agent hereby waive the requirement to obtain the consent solely with respect to the Roche License under Section 3.7(g) of the Note Purchase Agreement.
1.3Waiver of Certain Insurance Endorsements. Subject to Section 3 and Section 4 of this Amendment, in accordance with Section 13.6 of the Note Purchase Agreement, Purchaser (which constitutes the Required Purchasers) and Purchaser Agent hereby waive the requirement under Section 3.7(d) of the Note Purchase Agreement to obtain insurance endorsements with respect to each of the following insurance policies: (i) accident

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insurance and public liability insurance for PearlRiver Bio GmbH, (ii) clinical trial insurance in Moldova for Apcintex Limited and (iii) general liability policy for Pega-One SAS.
1.4Consent to Centessa Limited Account Closure. In accordance with Section 13.6, the Purchaser and Purchaser Agent hereby consents to the Issuer and Centessa Limited closing the Specified Centessa Limited Accounts; provided that no cash, cash equivalents or other assets shall be deposited in or transferred to such accounts after the date hereof. The parties hereto agree that such Specified Centessa Limited Accounts shall be subject to Sections 6.6 and 7.6 of the Note Purchase Agreement if such accounts have not been closed within twenty (20) days of the date hereof.
1.5Citibank Collateral Accounts. In accordance with Section 6.6(b), the Purchaser and Purchaser Agent acknowledge receipt of notice in respect of the opening by Issuer (on behalf of itself and its affiliates) of Collateral Accounts at Citibank and waive the obligation to establish Control Agreements in respect of such accounts prior to account opening provided such Control Agreements are established prior to Issuer and/or any Obligor depositing any cash, cash equivalents or other assets in such accounts.
3.Conditions Precedent to Effectiveness. The effectiveness of this Amendment shall be subject to the following conditions precedent:
1.1Purchaser Agent shall have received this Amendment, duly executed by Issuer, the other Obligors, Purchaser Agent and the Required Purchasers as required by Section 13.6 of the Note Purchase Agreement;
1.2Purchaser Agent shall have received the consents with respect to (i) the Exclusive Patent and Non-Exclusive Know-How License Agreement, dated as of December 7, 2016, between Cambridge Enterprises Limited and Apcintex, (ii) the License Agreement, dated February 4, 2015, between Cambridge Enterprises Limited and Z Factor Limited and (iii) the Patent and Know How License Agreement, dated October 30, 2015, between Cambridge Enterprises Limited and Morphogen-IX Limited, each in the form provided by Purchaser Agent.
1.3All written certificates and written statements heretofore furnished to Purchaser Agent or any Purchaser by or on behalf of any Obligor for purposes of or in connection with this Amendment or any transaction contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being recognized that the projections and forecasts provided by Issuer in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
1.4Each of the representations and warranties in Article V of the Note Purchase Agreement shall be true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
1.5No Event of Default or Default under any of the Note Documents (other than the Specified Events of Default) shall have occurred and be continuing, on or prior to the effective date of this Amendment.
4.Conditions Subsequent to Effectiveness. The effectiveness of Section 2 of this Amendment shall also be subject to the following conditions subsequent:

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1.1Within thirty (30) days of the date hereof, Purchaser Agent shall have received a duly executed Control Agreement in favor of Purchaser Agent with respect to the deposit account ending in         in the name of Janpix Holdings, Inc. at Silicon Valley Bank (such account, the “Specified Janpix Account”) in form and substance satisfactory to Purchaser Agent in its sole discretion.
1.2Within sixty (60) days of the date hereof, Purchaser Agent shall have received a consent or an amendment with respect to the Research Collaboration and Licence Agreement, dated October 15, 2021, between Orexia Therapeutics Limited and Schrödinger, Inc. (the “Schrödinger License”), in each case, in form and substance reasonably acceptable to Purchaser Agent.
1.3Within sixty (60) days of the date hereof, Purchaser Agent shall have received the consent with respect to the Research Collaboration Agreement, dated October 30, 2015, between The Chancellor, Masters and Scholars of the University of Cambridge and Morphogen-IX Limited, in the form provided by Purchaser Agent as of the date hereof (with such changes as are acceptable to Purchaser Agent in its reasonable discretion).
1.4Issuer shall have paid to Purchaser Agent or as directed by Purchaser Agent all Reimbursable Expenses for documentation and negotiation of this Amendment, or otherwise submitted in writing for reimbursement in accordance with Section 2.5 of the Note Purchase Agreement subject to the applicable payee having provided to Issuer customary documentation required by Issuer in order to make such payment, provided that Issuer agrees such documentation has already been provided to Issuer by Purchaser Agent’s US counsel.
5.Release of Claims.
1.1Each of the Obligors hereby absolutely and unconditionally releases and forever discharges Purchaser Agent and each Purchaser, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing (each, a “Releasee” and collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise (each, a “Claim” and collectively, the “Claims”), which such Obligor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each of the Obligors understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each of the Obligors agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.
1.2Each of the Obligors hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Obligor pursuant to Section 5.1 above. If any Obligor violates the foregoing covenant, such Obligor, for itself and its successors and assigns, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees, costs and expenses incurred by any Releasee as a result of such violation.
6.General.

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1.1Except as expressly set forth in Section 2.2 above, each of the Obligors, hereby (i) acknowledges and agrees that all of its obligations under the Note Purchase Agreement and each other Note Document and under any other document or instrument executed and delivered or furnished in connection with such Note Documents are reaffirmed and remain in full force and effect on a continuous basis, including, for the avoidance of doubt, after giving effect to this Amendment, (ii) acknowledges, agrees and reaffirms that each Lien granted by it to Purchaser Agent under the Note Documents for the ratable benefit of the Purchasers is and shall remain in full force and effect after giving effect to this Amendment, (iii) agrees that the Obligations secured by the Note Document to which it is a party shall include all Obligations arising after giving effect to this Amendment and (iv) agrees that the Guaranteed Obligations guaranteed by the Guaranty to which it is a party shall include all Obligations arising after giving effect to this Amendment.
1.2Except as expressly set forth in Section 2 above, (i) the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Purchasers or Purchaser Agent under the Note Purchase Agreement or any other documents executed in connection with the Note Purchase Agreement or constitute a waiver of any provision of the Note Purchase Agreement or any other document executed in connection therewith and (ii) this Amendment shall not by implication, course of dealing or otherwise limit, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in the Note Documents, in each case, except to the extent limited, modified, amended or affected by this Amendment.
1.3Except as expressly modified by this Amendment, the terms and provisions of the Note Purchase Agreement shall remain unchanged and in full force and effect in accordance with its terms. In the event of any inconsistencies between the provisions of this Amendment and the provisions of Note Purchase Agreement or any other Note Document, the provisions of this Amendment shall govern and prevail. For the avoidance of doubt, this Amendment is a Note Document.
1.4This Amendment shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the state of New York, (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).
1.5The provisions of Article X (Notices; Service of Process), Article XI (Choice of Law, Venue and Jury Trial Waiver), Section 13.4 (Severability of Provisions), Section 13.6 (Amendments in Writing; Integration) and Section 13.7 (Counterparts) of the Note Purchase Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective duly authorized officers as of the date first written above.

ISSUER:

CENTESSA PHARMACEUTICALS PLC

By:/s/ Greg Weinhoff
Name: Greg Weinhoff
Title: Authorized Signatory

GUARANTORS:

Palladio Biosciences, Inc. By:/s/ Alex Martin Name: Alex Martin Title: Chief Executive Officer
Centessa Pharmaceuticals, Inc. By:/s/ Marella Thorell Name: Marella Thorell Title: Director
Cardiokine, Inc. By:/s/ Alex Martin Name: Alex Martin Title: Chief Executive Officer
[Signature Page to Amendment]

Cardiokine Biopharma LLC

By:/s/ Alex Martin

Name: Alex Martin

Title: Chief Executive Officer

Centessa Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

[Signatures continue on following page]

GUARANTORS (CONT’D)

ApcinteX Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director
CAPELLA BIOSCIENCE LTD

By:/s/ Marella Thorell
Name: Marella Thorell
Title: Director
[Signature Page to Amendment]

Inexia Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Janpix Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Lockbody Therapeutics LTD

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Morphogen-IX Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

[Signatures continue on following page]

GUARANTORS (CONT’D)

Z Factor Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Orexia Therapeutics Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Ultrahuman Two Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

Ultrahuman Four Limited

By:/s/ Marella Thorell

Name: Marella Thorell

Title: Director

PearlRiver Bio GmbH

By:/s/ Johannes Heuckmann

Name: Johannes Heuckmann

Title: Managing Director

[Signatures continue on following page]
[Signature Page to Amendment]

PURCHASER AGENT:

COCOON SA LLC

By:/s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

PURCHASER:

THREE PEAKS CAPITAL SOLUTIONS AGGREGATOR FUND

By:/s/ David Dubinsky
Name: David Dubinsky
Title: Authorized Signatory

[Signature Page to Amendment]

Schedule I

Specified Events of Default

1.Post-Closing Covenant Default: Pursuant to Section 3.7(e) of the Note Purchase Agreement, Issuer was required to deliver the landlord consent executed in favor of Purchaser Agent in respect of Issuer’s headquarters located at 5 Walnut Grove Drive, Suite 120, Horsham, PA 19044 (the “Specified Landlord Consent”) no later than October 31, 2021. The Specified Landlord Consent was executed on November 9, 2021 and the failure by Issuer to deliver such Specified Landlord Consent by October 31, 2021 constitutes an event of default under Section 8.2(a) of the Note Purchase Agreement.

2.Restricted License Default: On October 15, 2021, Orexia Therapeutics Limited, a Subsidiary of Issuer (“Orexia”), entered into the Schrödinger License, which constitutes a Restricted License under the Note Purchase Agreement, without the prior consent of Purchaser Agent. Pursuant to Section 6.11(b)(ii) of the Note Purchase Agreement, Orexia shall not enter into any Restricted License without the prior consent of Purchaser Agent and the entrance into the Schrödinger License without prior consent of Purchaser Agent constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

3.Account Control Requirement Defaults: After the First Purchase Date, (i) Janpix Holdings, Inc, a Subsidiary of Issuer and an Obligor, informed Issuer of the existence of the Specified Janpix Account and (ii) Centessa Limited, a Subsidiary of Issuer and an Obligor, informed Issuer of the existence of three inactive deposit accounts with zero balance ending in        ,         and         in the name of Centessa Limited at Barclays Bank PLC (such accounts, the “Specified Centessa Limited Accounts”), and each of Specified Janpix Account and Specified Centessa Limited Accounts are Collateral Accounts. Pursuant to Section 6.6 of the Note Purchase Agreement, the Obligors shall maintain all of their Collateral Accounts in accounts which are subject to a Control Agreement in favor of Purchaser Agent or other appropriate with respect to such Collateral Account to perfect Purchaser Agent’s Lien in such Collateral Account (the “Account Control Requirement”) and the failure by Obligors to meet the Account Control Requirement with respect to the Specified Janpix Account and the Specified Centessa Limited Accounts, in each case, constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

4.First Purchase Default: Pursuant to Section 3.2(a) of the Note Purchase Agreement, as a condition precedent to the First Purchase, Issuer and its Subsidiaries were required to provide to the Purchasers duly executed Control Agreements, with respect to any U.S. Collateral Accounts maintained by Issuer or any of its Subsidiaries as of date of the First Purchase. On October 1, 2021, Issuer delivered a Purchase Notice with respect to the First Purchase stating that (i) no default or Event of Default has occurred and was occurring, (ii) the Issuer was in compliance with the covenants and requirements contained in Articles III of the Purchase Agreement and (iii) all conditions referred to in Article III of the Purchase Agreement with respect to the First Purchase have been satisfied, and due to the Account Control Requirement Defaults in existence of such date, such statements are incorrect, which constitutes an Event of Default under Section 8.8 of the Note Purchase Agreement.

5.Insurance Endorsement Defaults: Pursuant to Section 3.7(d) of the Note Purchase Agreement, Issuer shall deliver to Purchase Agent certain insurance endorsements specified thereunder no later than thirty (30) days after the Effective Date (such date, the “Post-Closing Deadline”). As of the Post-Closing Deadline, Issuer has failed to deliver the insurance endorsements with respect to each of the following insurance policies (i) accident insurance and public liability insurance for PearlRiver Bio GmbH, (ii) clinical trial insurance in Moldova for Apcintex Limited, (iii) general liability policy for Pega-One SAS, (iv) clinical trial insurance in Georgia for Apcintex Limited, (v) cyber insurance for Palladio Biosciences, Inc. and (vi) clinical trial insurance for Palladio Biosciences, Inc., each of which failure constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

6.German IP Pledge Default: Pursuant to Section 10.3 (Registration) of the German Intellectual Property Rights Pledge Agreement, dated 29 October 2021, between, inter alios, PearlRiver Bio
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GmbH as pledgor (the “Pledgor”), Cocoon SA LLC as Purchaser Agent and pledgee as well as Three Peaks Capital Solutions Aggregator Fund as original Purchaser and further pledgee (the “German IP Pledge Agreement”), the Pledgor shall deliver to the Purchaser Agent immediately upon the signing of the German IP Pledge Agreement (i) a properly completed and signed Eligible Registration Form (as defined in the German IP Pledge Agreement) for each of its present Pledged Intellectual Property Rights (as defined in the German IP Pledge Agreement) and (ii) one signed blank Eligible Registration Form (as defined in the German IP Pledge Agreement) of each type of Pledged Intellectual Property Right (including any pledged Community Intellectual Property Rights (both as defined in the German IP Pledge Agreement)), and the failure by Issuer to deliver such forms at such time constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

7.Citi Accounts Defaults: Pursuant to Section 6.6(b) of the Note Purchase Agreement, (i) Issuer shall provide Purchaser Agent five (5) Business Days’ prior written notice before any Obligor or any of its Subsidiaries establishes any Collateral Account and (ii) such Obligor shall meet the Account Control Requirement with respect to such Collateral Account prior to the establishment of such Collateral Account. Issuer is in the process of opening several accounts at Citibank and was informed by Citibank that nine of such accounts have already been opened and the failure by Issuer to provide notice and establish a Control Agreement in respect of such Citibank accounts prior to account opening in accordance with Section 6.6(b), in each case, is an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

8.Notice Defaults: Pursuant to Section 6.9 of the Note Purchase Agreement, within three (3) Business Days upon Issuer becoming aware of the existence of any Event of Default, Issuer shall give written notice to Purchaser Agent and the Purchasers of such occurrence, and the Issuer has failed to provide notice of any of the Events of Defaults listed in the preceding paragraphs 1 through 7 in this Schedule I, each of which failures constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

9.Inaccurate Certificate Default: On November 15, 2021, Issuer delivered a Compliance Certificate stating that there were no Events of Default, which statement was materially incorrect when made as a result of the existence of the each of the Events of Defaults listed in the preceding paragraphs 1 through 8 in this Schedule I, thereby constituting a further Event of Default pursuant to Section 8.8 of the Note Purchase Agreement.

10.Licensor Consent Default: Pursuant to Section 3.7(g) of the Note Purchase Agreement, Issuer was required to deliver consents in form and substance reasonably acceptable to Purchaser Agent with respect to the Restricted Licenses set forth on Schedule 3.7 attached to the Note Purchase Agreement (collectively, the “Licensor Consents”) no later than January 29, 2022. Issuer did not deliver the Licensor Consents with respect to the Restricted Licenses listed as items 1, 3 and 7 of Schedule 3.7 to the Note Purchase Agreement by such date, and as of the date hereof, Issuer has not delivered the Licensor Consent with respect to the Restricted License itemized as item 8 in Schedule 3.7 to the Note Purchase Agreement, and each such failure in respect of such Restricted Licenses constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

11.Annual Projections Default: Pursuant to Section 6.2(a)(v) of the Note Purchase Agreement, Issuer was required to deliver the Annual Projections with respect to fiscal year 2022 (the “2022 Projections”) by January 30, 2022. The 2022 Projections was delivered by Issuer to Purchaser Agent on January 31, 2022, and the failure by Issuer to deliver the 2022 Projections by January 30, 2022 constitutes an Event of Default under Section 8.2(a) of the Note Purchase Agreement.

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Exhibit A

Updated Compliance Certificate

[attached]

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Exhibit C

Compliance Certificate

TO:	Cocoon SA LLC, as Purchaser Agent
FROM:	CENTESSA PHARMACEUTICALS PLC
The undersigned authorized officer (“Officer”) of CENTESSA PHARMACEUTICALS PLC (“Issuer”), hereby certifies that in accordance with the terms and conditions of the Note Purchase Agreement, dated as of October 1, 2021, by and among Issuer, Purchaser Agent, and the Purchasers from time to time party thereto (the “Purchase Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement),
(a)    Issuer is in complete compliance for the period ending _______________ with all required covenants except as noted below;
(b)    There are no Events of Default, except as waived in writing by the Purchasers and/or Purchaser Agent prior to the date of this Compliance Certificate or as noted below;
(c)    Except as noted below and except as waived in writing by the Purchasers and/or Purchaser Agent prior to the date of this Compliance Certificate, all representations and warranties of Issuer stated in the Note Documents are true and correct in all material respects on this date and for the period described in (a), above; provided that, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.
Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Issuer, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.
Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Quarterly financial statements	Quarterly, within 45 days after the last day of first 3 calendar quarters		Yes	No	N/A
2)	Annual (audited) financial statements	Within 90 days after FYE or within 5 days of filing with SEC		Yes	No	N/A
3)	Clinical Updates	Quarterly, within 45 days after the last day of first 3 calendar quarters and within 90 days after FYE		Yes	No	N/A

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4)	Regulatory Updates	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
5)	Commercial Updates	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
6)	Intellectual Property Updates	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
7)	Updates to Perfection Certificate	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
8)	Cash flow projections	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
9)	“DashBoard” report	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
10)	Annual Projections (quarter-by-quarter format)	Annually (within 35 days of FYE), and when revised (within 5 Business Days)	Yes	No	N/A
11)	Compliance Certificate	Quarterly, within 45 days after the last day of the first 3 calendar quarters and within 90 days after FYE	Yes	No	N/A
12)	Board kit	Within 10 Business Days of each meeting	Yes	No	N/A
13)	Audit committee materials	Promptly while any material weakness identified prior to the Effective Date is outstanding	Yes	No	N/A
14)	Revenue Report	Quarterly, within 45 days after the last day of the first 3 calendar quarters and 90 days after FYE	Yes	No	N/A

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15)	Regulatory Notice/Report	When required	Yes	No	N/A
16)	Specified Operating Balance*	At all times	Yes	No	N/A
* Please also attach evidence of compliance, including the details of the Designated Deposit Account balance and the calculation of the current Specified Operating Balance.

Other Matters

1)	Have there been any changes in management since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Purchase Agreement?	Yes	No

3)	Have there been any new or pending actions, audits, suits, investigations or proceedings initiated or threatened in writing against Issuer or other Obligors that involve more than One Million Dollars ($1,000,000)?	Yes	No

4)	Have there been any amendments of or other changes to the Operating Documents of Issuer or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

5)	Have there been any terminations of Material Agreements, material notices under any Material Agreements, entries into new Material Agreements or material amendments to Material Agreements?	Yes	No

6)	Have there been any significant developments with respect to any prior (i) Clinical Update, (ii) the Regulatory Update, (iii) Commercial Update, or (iv) Intellectual Property Update?	Yes	No

ACTIVE/115988407.2

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

CENTESSA PHARMACEUTICALS PLC

By
Name:
Title:

Date:

PURCHASER AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

ACTIVE/115988407.2